                                                        EXHIBIT 23



                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report on Form 10-K of County Bank Corp for year ended December 31, 1996, of our report dated January 22, 1997 included in the 1996 Annual Report to the Shareholders of County Bank Corp.

/s/ PLANTE & MORAN, LLP
------------------------
PLANTE & MORAN, LLP

Bloomfield Hills, Michigan

March 26, 1997